Exhibit 5.1

KPMG LLP

Bay Adelaide

Centre Suite 4600

333 Bay Street

Toronto, ON M5H 2S5

Tel 416-777-8500

Fax 416-777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GFL Environmental Inc.

We consent to the use of our reports dated February 27, 2025, with respect to the consolidated financial statements of GFL Environmental Inc. (the “Company”), and the effectiveness of internal control over financial reporting, incorporated herein by reference in the short form base shelf prospectus of the Company included in this Registration Statement on Form F-10.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

November 19, 2025

Toronto, Canada